UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

Serena Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25285	94-2669809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Campus Drive, 3rd Floor,

San Mateo, California 94403-2538

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 522-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 20, 2006, Mark E. Woodward resigned from his positions as President and Chief Executive Officer of Serena Software, Inc. (“Serena”), and as a member of its Board of Directors, effective immediately.

(c) On December 20, 2006, Serena announced the appointment of Michael Capellas as its Acting President and Chief Executive Officer, effective immediately. Mr. Capellas, age 52, has served as a Senior Advisor to Silver Lake Partners, a private equity firm, since October 2006. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc., which was known as WorldCom, Inc. prior to its emergence from bankruptcy in April 2004, and in March 2004 he was additionally named as that company’s President. From November 2002 to March 2004, he was also Chairman of the Board of WorldCom. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chairman of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq. From 1997 to 1998, Mr. Capellas was a Senior Vice President with Oracle Corporation. Mr. Capellas is a member of the Board of Directors of Cisco Systems, Inc.

Mr. Capellas remains a Senior Advisor to Silver Lake Partners and will be compensated by Silver Lake Partners while serving as an executive officer of Serena. Mr. Capellas will receive no compensation from Serena for his services, and Serena will have no obligation to reimburse Silver Lake Partners for compensation paid to Mr. Capellas.

(e) On December 20, 2006, Serena entered into a Separation Agreement and General Release with Mr. Woodward, pursuant to which Mr. Woodward granted a release to Serena, and Serena agreed to pay a gross amount of $250,000 to Mr. Woodward in installments on regular payroll dates over a six month period and net of applicable payroll deductions. Serena also agreed to repurchase vested stock options to acquire Serena common stock that were held by Mr. Woodward on his termination date pursuant to the terms of existing arrangements between Serena and Mr. Woodward, with payment to be made six months and a day after his termination date and based on the difference between the fair market value of Serena’s common stock on the date of his termination and the exercise price of the applicable stock options.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC. (registrant)

By:	/S/ ROBERT I. PENDER, JR.
Name:	Robert I. Pender, Jr.
Title:	Chief Financial Officer

Date: December 20, 2006